FOURTH AMENDMENT TO SECOND AMENDED
                     AND RESTATED REVOLVING CREDIT AGREEMENT


         This FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT FACILITY dated as of February 24, 1998 (the "Fourth Amendment") is by and between

         STANLEY   FURNITURE   COMPANY,   INC.,  a  Delaware   corporation  (the
"Borrower"); and

         NATIONAL BANK OF CANADA, a Canadian chartered bank (the "Lender" or "NBC").


RECITALS
--------

         A. National Canada Finance Corp., a Delaware corporation ("NCFC"), and the Lender made a certain credit facility available to the Borrower pursuant to the terms and conditions contained in that certain Second Amended and Restated Revolving Credit Agreement dated as of February 15, 1994 among the Borrower, NCFC and the Lender, as amended by a First Amendment to Second Amended and Restated Credit Agreement dated as of August 21, 1995, a Second Amendment to Second Amended and Restated Credit Agreement dated as of October 14, 1996 and a Third Amendment to Second Amended and Restated Revolving Credit Facility dated as of June 24, 1997 (as amended, the "Loan Agreement").

         B. The Lender has been assigned the rights of NCFC under the Loan Agreement and the documents related thereto pursuant to the terms of an Agreement and Transfer Agreement.

         C. The Borrower has requested that the Lender make certain changes to the Loan Agreement.

         D. The Lender has agreed to make these changes to the Loan Agreement as set forth herein.

         NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:

         A.       The Loan Agreement is amended as follows:

                  1. A definition for "Funded  Indebtedness" is added to Section
1.01 in correct alphabetical order to read as follows:

                  "Funded Indebtedness" means Indebtedness excluding the maximum amount of all letters of credit issued or acceptance facilities established for the account of any Person and, without duplication, all drafts drawn thereunder."


                  2. Section 8.01(h) is amended to read as follows:

                  "(h) Leverage Ratio. The Borrower will not at any time have a ratio of (i) Funded Indebtedness to (ii) Total Capitalization in excess of .55 to 1.0;".

         B. The Borrower represents and warrants that, as of the date hereof, it is not in default of the terms of the Loan Agreement, as amended hereby, or any of the other documents executed between the Borrower and the Lender in connection therewith.

         C. This Fourth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original.

         D. This Fourth Amendment and the Loan Agreement, as amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with the laws of the State of North Carolina.

         IN WITNESS WHEREOF, the parties hereto have executed or caused this instrument to be executed under seal as of the day and year first above written.


                                       STANLEY FURNITURE COMPANY, INC.
ATTEST

By/s/R. Gary Armbrister                By/s/Douglas I. Payne

Title   Asst. Sec & Treas              Title Senior VP - Finance & Adm

         (Corporate Seal)



                                       NATIONAL BANK OF CANADA


                                       By/s/Charles Collie

                                       Title VP & Manager


                                       By/s/Alex Councial

                                       Title Vice President